Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

AFC Gamma, Inc.

West Palm Beach, Florida

We hereby consent to the reference to our firm under the caption “Independent Auditors” in the Registration Statement on Form S-11 (No. 333-_____) of AFC Gamma, Inc. and to the inclusion of our report dated April 6, 2021, with respect to the consolidated financial statements of Verano Holdings, LLC and Subsidiaries for the years ended December 31, 2020 and 2019.

/s/ Macias Gini & O’Connell LLP

Chicago, Illinois
January 3, 2022